 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 29, 2017 (December 29, 2017)

China Commercial Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.1 Zhongying Commercial Plaza,

Zhong Ying Road, Wujiang, Suzhou,

Jiangsu Province, China

(Address of Principal Executive Offices)

(86-0512) 6396-0022

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 29, 2017, China Commercial Credit, Inc. (the “Company”) held its 2017 annual meeting of stockholders (the “Annual Meeting”). The number of shares of common stock entitled to vote at the Annual Meeting was 19,250,915 shares. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 10,110,411 shares. At the Annual Meeting, the following proposals were voted on:

1.	To elect Mr. Mingjie Zhao, Mr. Teck Chuan Yeo, Mr. Weiliang Jie, Ms. Boling Liu, and Mr. Long Yi (the “Director Nominees”) to serve on the Company’s Board of Directors until the 2018 annual meeting of stockholders of the Company;

2.	To ratify the selection of Marcum Bernstein & Pinchuk LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2017 (the “Ratification of Auditors”).

3.	To approve, by a non-binding vote, the Company’s executive compensation plan (the “Executive Compensation”).

All Director Nominees were elected as directors, the Ratification of Auditors and the Executive Compensation were both approved.  The Company’s inspector of election reported the final votes of the stockholders as follows:

	For	Against	Withheld	Abstain
Election of Directors
Mingjie Zhao	10,109,119	0	1,292	-
Boling Liu	10,080,688	0	29,723	-
Long Yi	10,109,119	0	1,292	-
Teck Chuan Yeo	10,080,688	0	29,723	-
Weiliang Jie	10,105,378	0	5,033	-
Ratification of appointment of independent registered public accounting firm	10,108,809	1,266	-	336
Approval of Company’s executive compensation plan	10,082,397	26,370	-	1,644

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA COMMERCIAL CREDIT, INC.

Date: December 29, 2017	By:	/s/ Long Yi
	Name:	Long Yi
	Title:	Chief Financial Officer

2